SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 9, 2009

INTERAMERICAN ACQUISITION GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51510	20-2828369
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2918 Fifth Avenue South, Suite 209, San Diego, California 92103
(Address of principal executive offices, including zip code)

(619) 298-9883
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On September 9, 2009, InterAmerican Acquisition Group Inc. (“IAG”) consummated its business combination with Sing Kung, Limited (“Sing Kung”) pursuant to the Amended and Restated Stock Purchase Agreement (the “Purchase Agreement”), dated as of May 15, 2008, as amended on November 28, 2008 and July 17, 2009, by and among IAG, Sing Kung, Cho Kwan, and certain other stockholders of Sing Kung, pursuant to which IAG purchased substantially all of the outstanding shares of common stock of Sing Kung.

As part of the transactions contemplated by the Purchase Agreement, IAG merged with and into CNC Development Ltd., a British Virgin Islands company, for purposes of redomesticating to the British Virgin Islands.

IAG expects to continue to trade on the OTCBB under the symbols IAQG, IAQGW and IAQGU until new symbols are issued.

An amendment to this Current Report on Form 8-K will be filed within four business days of the date hereof providing the material terms of the business combination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InterAmerican Acquisition Group, Inc.

	By:	/s/ William C. Morro
William C. Morro
Chief Executive Officer

Dated: September 9, 2009